UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2018

EQT GP HOLDINGS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	1-37380	30-0855134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.             Completion of Acquisition or Disposition of Assets.

On July 23, 2018, EQT Midstream Partners, LP (EQM), a subsidiary of EQT GP Holdings, LP (EQGP), completed its previously announced acquisition of Rice Midstream Partners LP (RMP) pursuant to the Agreement and Plan of Merger, dated as of April 25, 2018 (the Merger Agreement), by and among EQM, EQT Midstream Services, LLC, the general partner of EQM, EQM Acquisition Sub, LLC, a wholly owned subsidiary of EQM (Merger Sub), EQM GP Acquisition Sub, LLC, a wholly owned subsidiary of EQM (GP Merger Sub), RMP, Rice Midstream Management LLC, the general partner of RMP (the RMP General Partner), and, solely for purposes of certain provisions therein, EQT Corporation (EQT). Pursuant to the terms of the Merger Agreement, on July 23, 2018, (i) Merger Sub merged with and into RMP (the Merger) with RMP continuing as the surviving limited partnership in the Merger and a wholly owned indirect subsidiary of EQM and (ii) GP Merger Sub merged with and into the RMP General Partner, with the RMP General Partner continuing as the surviving entity and a wholly owned indirect subsidiary of EQM.

At the effective time of the Merger (the Effective Time), (i) each common unit representing a limited partner interest in RMP (each, an RMP Common Unit) issued and outstanding immediately prior to the Effective Time was converted into the right to receive 0.3319 common units representing limited partner interests in EQM (the EQM Common Units) (the Merger Consideration), (ii) the issued and outstanding incentive distributions rights of RMP were cancelled and (iii) each outstanding award of phantom units in respect of RMP Common Units fully vested and converted into the right to receive the Merger Consideration, less applicable tax withholding, in respect of each RMP Common Unit subject thereto. The aggregate Merger Consideration consisted of approximately 34 million EQM Common Units.

The issuance of EQM Common Units in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to EQM’s registration statement on Form S-4 (File No. 333-225018) (as amended, the Registration Statement) filed with the U.S. Securities and Exchange Commission (the SEC) and declared effective on June 20, 2018. The definitive proxy statement/prospectus, dated June 20, 2018, of EQM and RMP that forms part of the Registration Statement contains additional information about the Merger and the other transactions contemplated in connection therewith.

Also in connection with the completion of the Merger, on July 23, 2018, EQM repaid all outstanding obligations in respect of principal, interest and fees under that certain Credit Agreement, dated as of December 22, 2014, by and among RMP, as parent guarantor, Rice Midstream OpCo LLC, a wholly owned subsidiary of RMP, as borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders and other parties from time to time party thereto (the RMP Credit Agreement), and the RMP Credit Agreement was terminated.

As of July 23, 2018, EQT owned a 12.7% limited partner interest in EQM, and EQGP owned a 1.2% general partner interest in EQM, all of the incentive distribution rights in EQM and a 17.9% limited partner interest in EQM.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to EQGP’s Current Report on Form 8-K filed with the SEC on April 26, 2018 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of RMP as of December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017, and the related notes to the consolidated financial statements, are incorporated by reference to Exhibit 99.1 hereto and are hereby incorporated by reference into this Item 9.01(a).

The unaudited consolidated financial statements of RMP including the consolidated balance sheets as of December 31, 2017 and March 31, 2018, the related consolidated statements of operations for the three months ended March 31, 2018 and 2017, the related consolidated statements of cash flows and equity for the three months ended March 31, 2018 and 2017 and the related notes to the unaudited condensed consolidated financial statements, are incorporated by reference to Exhibit 99.2 hereto and are hereby incorporated by reference into this Item 9.01(a).

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial statements, and the related notes thereto, of EQGP was previously filed as Exhibit 99.1 to the Current Report on Form 8-K/A filed by EQGP on July 23, 2018.

(d) Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of April 25, 2018, by and among EQT Midstream Partners, LP, EQT Midstream Services, LLC, EQM Acquisition Sub, LLC, EQM GP Acquisition Sub, LLC, Rice Midstream Partners LP, Rice Midstream Management LLC and, solely for purposes of certain provisions thereof, EQT Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by EQT GP Holdings, LP (File No. 1-37380) filed on April 26, 2018).

23.1	Consent of Independent Registered Public Accounting Firm.

99.1

Audited consolidated financial statements of Rice Midstream Partners LP (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of EQT Midstream Partners, LP (File No. 001-35574) filed on June 20, 2018).

99.2

Unaudited consolidated financial statements of Rice Midstream Partners LP (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of EQT Midstream Partners, LP (File No. 001-35574) filed on June 20, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT GP HOLDINGS, LP
	By:	EQT GP Services, LLC, its General Partner

Date: July 23, 2018	By:	/s/ Robert J. McNally
	Name: Title:	Robert J. McNally Senior Vice President and Chief Financial Officer